EXHIBIT 99.1

GOLDEN MATRIX REPORTS RECORD REVENUES OF APPROXIMATELY $740,000 IN THE MONTH OF JANUARY 2021 AND APPROXIMATELY

$1.9 MILLION IN FOURTH QUARTER

Quarterly Revenues Anticipated to Exceed Earlier Projection of $1.7 Million

LAS VEGAS – February 10, 2021 – Golden Matrix Group, Inc. (OTCPK: GMGI) (“GMGI” or “Golden Matrix”), a developer and licenser of gaming platforms, systems and gaming content, today announced it is expected to achieve record monthly revenue of approximately $740,000 in January 2021, which will contribute to the company achieving an estimated record revenue of approximatley $1.9 million in the fourth fiscal quarter ended January 31, 2021.

At the beginning of January 2021, the company reported that it had expected fourth fiscal quarter revenues to exceed $1.7 million.

The record fourth quarter represents an estimated 28% improvement on revenues of $1.49 million reported in the company’s third fiscal quarter, and an estimated 117% improvement on revenues of $876,753 in last year’s fourth fiscal quarter.

Revenues during the quarter were derived primarily from licensing fees received from gaming operators located in the Asia Pacific (APAC) region and integrated with the company’s state-of-the-art GM-X platform, including revenues generated by related parties. There are currently approximately 430 operators and 3.9 million registered users across all GMGI’s gaming platforms.

“Obviously, we are excited about the company’s quarter-over-quarter improvement in revenue growth,” said Golden Matrix CEO Anthony Brian Goodman, who further stated, “As a gaming company, we are benefitting from the stay-at-home economy and its increasing participation in businesses like ours during the global pandemic. We are confident that, as a result of GMGI’s well-established brand and popularity with our expanding user base, the company is well-positioned for continued growth in calendar 2021 and beyond.”

GMGI’s current cash position is approximately $11 million which is expected to help to facilitate expansion into new markets during the coming months and also facilitate any potential acquisition.

Further information regarding the results of the Company’s operations for the quarter and year ended January 31, 2021, will be included in the Annual Report on Form 10-K the company plans to file with the Securities and Exchange Commission. Readers are encouraged to read the Annual Report, including, but not limited to the ‘Risk Factors’ included therein, when it becomes available.

About Golden Matrix

Golden Matrix Group, Inc., based in Las Vegas, Nevada, is an established gaming technology company that develops and owns online gaming IP and builds configurable and scalable white-label social gaming platforms for its international customers, located primarily in the Asia Pacific region. The gaming IP includes tools for marketing, acquisition, retention and monetization of users. The company’s platform can be accessed through both desktop and mobile applications.

Our sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current US law.

Forward-Looking Statements

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws (“forward-looking statements”). These forward-looking statements represent the company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the company’s control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, the impact of the COVID-19 pandemic on the company; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the company to manage growth; disruptions caused by acquisitions; the company’s reliance on its management; the fact that the company’s chief executive officer has voting control over the company; related party relationships; the results of the final audit and adjustments on the company’s financial statements, including quarter end and year end revenue totals included herein; the potential effect of economic downturns and market conditions on the company’s operations and prospects; the company’s ability to protect proprietary information; the ability of the company to compete in its market; the company’s lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of future regulation, the company’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the company’s programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the company’s products. The company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its Securities and Exchange Commission (SEC) filings. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the company’s financial results is included from time to time in the “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov. Forward-looking statements speak only as of the date they are made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

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Golden Matrix Group

Contact: Scott Yan

info@goldenmatrix.com

www.goldenmatrix.com

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